                                                                     EXHIBIT 4.9
                                                                  CONFORMED COPY

               THIRD AMENDMENT dated as of February 26, 2001 (this "Amendment"), to the Credit Agreement, dated as of July 25, 1997, as amended by the First Amendment dated as of October 5, 1998, and the Second Amendment dated as of December 21, 1999 (as so amended and as the same may be further amended, restated, modified or supplemented from time to time, the "Credit Agreement"), among FLEMING COMPANIES, INC. (the "Borrower"), the LENDERS from time to time party thereto (the "Lenders"), BANCAMERICA SECURITIES, INC., as Syndication Agent (the "Syndication Agent"), SOCIETE GENERALE, as Documentation Agent (the "Documentation Agent") and THE CHASE MANHATTAN BANK, as Administrative Agent for the Lenders (the "Administrative Agent").

     WHEREAS, the Borrower, the Lenders, the Syndication Agent, the Documentation Agent and the Administrative Agent are parties to the Credit Agreement;

     WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be modified in the manner provided for in this Amendment, and the undersigned Lenders are willing to agree to such modifications.

     NOW THEREFORE, for and in consideration of the premises and the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby agree as follows:

     SECTION 1. Definitions. All capitalized terms which are defined in the Credit Agreement and not otherwise defined herein or in the recitals hereof shall have the same meanings herein as in the Credit Agreement.

     SECTION 2. Amendment of Credit Agreement. The Credit Agreement is hereby amended by:

     (a) Amending the definition of "Applicable Rate" in Section 1.01 by replacing the table set forth therein with the following:

                                                                        Revolving Facility Spread

                                                                              Greater than or         Greater than
                                                            Less than            equal to 25%          or equal to        Term
                    Ratings                 Commitment         25%             but less than               50%            Loan
                (S&P/Moody's)                Fee Rate      Utilization        50% Utilization         Utilization        Spread
Category 1     BBB+/Baal or higher            0.100%         1.000%                1.025%                 1.050%         1.475%
Category 2     BBB/Baa2                       0.150%         1.125%                1.150%                 1.175%         1.600%
Category 3     BBB-/Baa3                      0.200%         1.250%                1.300%                 1.350%         1.775%
Category 4     BB+/Ba1                        0.300%         1.500%                1.5625%                1.625%         2.125%
Category 5     BB/Ba2                         0.375%         1.750%                1.875%                 2.000%         2.500%
Category 6     Less than BB/Ba2               0.500%         2.250%                2.375%                 2.500%         3.000%

          (b) Deleting the period at the end of the first sentence of Section 2.11(c) and adding a new proviso to the end of such sentence as follows:


     "; provided further that, in the case of Net Proceeds received by or on behalf of the Borrower or any Subsidiary in respect of any incurrence of Indebtedness under Section 6.03(a)(v), the Borrower may, within 10 Business Days after such Net Proceeds are received, prepay Revolving Loans in an amount up to the aggregate amount of such Net Proceeds (which such amounts may be subsequently reborrowed pursuant to the terms and conditions of this Agreement) and shall use any remaining amount of such Net Proceeds to prepay Term Borrowings as required above."

          (c)  Deleting the word "and" immediately prior to clause (B) of
Section 6.03(a)(vii) and adding a new clause (C) as follows:

     "; and (C) Guarantees by Guarantors of Later Maturing Indebtedness permitted (x) by Section 6.03(a)(iv), so long as the only guarantors thereof are guarantors of the Subordinated Notes (or any refinancing thereof permitted by this Section 6.03(a)), such Guarantees are subordinated to the Obligations on terms not less favorable to the Secured Parties than the subordination provisions in the Guarantees of the Subordinated Notes and the terms of such Guarantees are otherwise no more favorable to the beneficiaries than the Guarantees of the Subordinated Notes and (y) by Section 6.03(a)(v), so long as the only guarantors thereof are guarantors of the 10-5/8% Senior Notes (or any refinancing thereof permitted by this Section 6.03(a)) and the terms of such Guarantees are no more favorable to the beneficiaries than the Guarantees of the 10-5/8% Senior Notes;"

          (d) Deleting the period at the end of Section 6.08 and adding the following:

     "; provided, however, that for purposes of calculating the Fixed Charge Coverage Ratio for each of (i) the fiscal year ended December 30, 2000, (ii) the fiscal quarter ending April 21, 2001 and (iii) the fiscal quarter ending July 14, 2001, up to $118,000,000 of cash expenditures relating to strategic initiatives of the Borrower and the Subsidiaries incurred by the Borrower and the Subsidiaries during the fiscal year ended December 30, 2000 shall be excluded from the definition of "EBITDAR"."

          SECTION 3. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent on behalf of the Lenders as of the date hereof as follows:

     (a) Before and after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement are true and correct as of the date hereof.

     (b) Immediately after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

     (c) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental agency) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject only to the operation of the bankruptcy code and other similar statutes for the benefit of debtors generally and to the application of general equitable principles.

          SECTION 4. Conditions to Effectiveness. This Amendment shall become effective when the Administrative Agent shall have received counterparts hereof signed by the Borrower, the Required Lenders and, with respect to the amendment set forth in Section 2(b), by Lenders having Term Loans representing more than 50% of the sum of the total outstanding Term Loans at such time (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex or other written confirmation from such party of the execution of a counterpart hereof by such party); provided that the amendment set forth in Section 2(d) shall be retroactive to December 30, 2000.

          SECTION 5. Amendment Fees. In consideration of the agreements of the Lenders contained herein, the Borrower agrees to pay to each Lender that returns an executed signature page of this Amendment not later than 5:00 p.m., New York City time, on February 26, 2001, through the Administrative Agent, an amendment fee (an "Amendment Fee") equal to .20% of the aggregate amount, without duplication, of such Lender's Revolving Commitments and outstanding Loans as of the effective date of this Amendment; provided, that no Amendment Fees shall be payable hereunder unless this Amendment becomes effective as provided in Section 4 hereof. The Amendment Fees shall be payable in immediately available funds on the next business day following the effective date of this Amendment. Once paid, the Amendment Fees shall not be refundable.

          SECTION 6. Credit Agreement. Except as specifically stated herein, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms "Agreement", "herein", "hereunder", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as modified hereby.

          SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

          SECTION 8. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

                                            FLEMING COMPANIES, INC.

                                               by
                                                    /s/ Alan C. McIntyre
                                                    ----------------------------
                                                    Name: Alan C. McIntyre
                                                    Title: Vice President and
                                                    Treasurer

                                            THE CHASE MANHATTAN BANK,
                                            individually and as Administrative
                                            Agent,

                                               by
                                                    /s/ Barry K. Bergman
                                                    ----------------------------
                                                    Name: Barry K. Bergman
                                                    Title: Vice President

                                            GENERAL ELECTRIC CAPITAL
                                            CORPORATION,

                                               by
                                                    /s/ W. Jerome McDermott
                                                    ----------------------------
                                                    Name: W. Jerome McDermott
                                                    Title: Duly Authorized
                                                    Signatory

                                            TEXTRON FINANCIAL CORPORATION,

                                               by
                                                    /s/ Matthew J. Colgan
                                                    ----------------------------
                                                    Name: Matthew J. Colgan
                                                    Title: Director

                                            THE SANWA BANK LIMITED,

                                               by
                                                    /s/ John T. Feeney
                                                    ----------------------------
                                                    Name: John T. Feeney
                                                    Title: Vice President

                         BANK ONE OKLAHOMA NA,
                         formerly: LIBERTY BANK AND TRUST
                         COMPANY OF OKLAHOMA,

                              by
                                   /s/ Thomas R. Freas
                                   ---------------------------------
                                   Name: Thomas R. Freas
                                   Title: Authorized Signatory



                         SENIOR DEBT PORTFOLIO
                         By: Boston Management and Research
                         as Investment Advisor,

                              by
                                   /s/ Scott H. Page
                                   ---------------------------------
                                   Name: Scott H. Page
                                   Title: Vice President



                         THE MITSUBISHI TRUST AND BANKING
                         CORPORATION,

                              by
                                   /s/ Masayuki Mitsuhashi
                                   ---------------------------------
                                   Name: Masayuki Mitsuhashi
                                   Title: Deputy General Manager



                         FORTIS CAPITAL CORP.,

                              by
                                   /s/ Eugene Oliva
                                   ---------------------------------
                                   Name: Eugene Oliva
                                   Title: Vice President

                              by
                                   /s/ John G. Preneta
                                   ---------------------------------
                                   Name: John G. Preneta
                                   Title: Executive Vice President



                         CALIFORNIA BANK & TRUST,

                              by
                                   /s/ S. C. Bellicini
                                   ---------------------------------
                                   Name: S. C. Bellicini
                                   Title: Senior Vice President

                                         BANK OF HAWAII,

                                            by
                                               /s/ DONNA R. PARKER
                                              -----------------------------
                                              Name: Donna R. Parker
                                              Title: Vice President


                                         GRAYSON & CO.
                                         By: Boston Management and Research
                                         as Investment Advisor,

                                            by
                                              /s/ SCOTT H. PAGE
                                              -----------------------------
                                              Name: Scott H. Page
                                              Title: Vice President


                                         OXFORD STRATEGIC INCOME FUND
                                         By: Eaton Vance Management as
                                         Investment Advisor,

                                             by
                                              /s/ SCOTT H. PAGE
                                              -----------------------------
                                              Name: Scott H. Page
                                              Title: Vice President


                                         EATON VANCE INSTITUTIONAL SENIOR
                                         LOAN FUND
                                         By: Eaton Vance Management as
                                         Investment Advisor,

                                             by
                                              /s/ SCOTT H. PAGE
                                              -----------------------------
                                              Name: Scott H. Page
                                              Title: Vice President


                                         EATON VANCE SENIOR INCOME TRUST
                                         By: Eaton Vance Management as
                                         Investment Advisor,

                                             by
                                              /s/ SCOTT H. PAGE
                                              -----------------------------
                                              Name: Scott H. Page
                                              Title: Vice President

                                      NATIONAL BANK OF CANADA,

                                         by

                                           /s/ Jeffrey G. Gann
                                           ---------------------------
                                           Name: Jeffrey G. Gann
                                           Title: Assistant Vice President

                                         by

                                           /s/ Doug Clark
                                           ---------------------------
                                           Name: Doug Clark
                                           Title: Vice President


                                      BANK OF SCOTLAND,

                                         by

                                           /s/ Joseph Fratus
                                           ---------------------------
                                           Name: Joseph Fratus
                                           Title: Vice President


                                      TRANSAMERICA BUSINESS CREDIT
                                      CORPORATION,

                                         by

                                           /s/ Stephen K. Goetschius
                                           ---------------------------
                                           Name: Stephen K. Goetschius
                                           Title: Senior Vice President


                                      FIRST HAWAIIAN BANK,

                                         by

                                           /s/ Seth A. Bond
                                           ---------------------------
                                           Name: Seth A. Bond
                                           Title: Asst. Vice President


                                      SUMMIT BANK,

                                         by

                                           /s/ Catherine E. Garrity
                                           ---------------------------
                                           Name: Catherine E. Garrity
                                           Title: Vice President

                                                                               9
                                   NATEXIS BANQUES POPULAIRES,



                                     by
                                        /s/ Frank H. Madden, Jr.
                                        ------------------------------
                                        Name:   Frank H. Madden, Jr.
                                        Title:  Vice President &
                                        Group Manager


                                     by
                                        /s/ Michael Ferris
                                        ------------------------------
                                        Name:   Michael Ferris
                                        Title:  Vice President
                                        Leveraged Finance



                                   CREDIT LYONNAIS NEW YORK BRANCH,



                                     by
                                        /s/ Attila Koc
                                        ------------------------------
                                        Name:   Attila Koc
                                        Title:  Senior Vice President



                                  MANUFACTURERS AND TRADERS TRUST COMPANY,



                                     by
                                        /s/ Christopher Kania
                                        ------------------------------
                                        Name:   Christopher Kania
                                        Title:  Vice President



                                  BANK OF MONTREAL,



                                     by
                                        /s/ Michael P. Joyce
                                        ------------------------------
                                        Name:   Michael P. Joyce
                                        Title:  Managing Director



                                  THE DAI-ICHI KANGYO BANK, LTD.,



                                     by
                                        /s/ Chimie T. Pemba
                                        ------------------------------
                                        Name:   Chimie T. Pemba
                                        Title:  Account Officer

                                            BANK OF AMERICA, N.A.,

                                               by
                                                    /s/ Lynn A. Durning
                                                    ----------------------------
                                                    Name: Lynn A. Durning
                                                    Title: Managing Director

                                            IBJ WHITEHALL BANK AND TRUST
                                            COMPANY,

                                               by
                                                    /s/ Charles B. Fears
                                                    ----------------------------
                                                    Name: Charles B. Fears
                                                    Title: Director

                                            COMERICA BANK,

                                               by
                                                    /s/ Gerald R. Finney, Jr.
                                                    ----------------------------
                                                    Name: Gerald R. Finney, Jr.
                                                    Title: Vice President

                                            NATIONAL CITY BANK,

                                               by
                                                    /s/ Barry C. Robinson
                                                    ----------------------------
                                                    Name: Barry C. Robinson
                                                    Title: Senior Vice President

                                            VAN KAMPEN PRIME RATE INCOME TRUST
                                            By: Van Kampen Investment Advisory
                                            Corp.

                                               by
                                                    /s/ Darvin D. Pierce
                                                    ----------------------------
                                                    Name: Darvin D. Pierce
                                                    Title: Principal

                         VAN KAMPEN SENIOR INCOME TRUST
                         By: Van Kampen Investment Advisory
                         Corp.

                              by
                                   /s/ Darvin D. Pierce
                                   ----------------------------
                                   Name: Darvin D. Pierce
                                   Title: Principal




                         VAN KAMPEN CLO I, LIMITED
                         By: Van Kampen Management Inc., as
                         Collateral Manager

                              by
                                   /s/ Darvin D. Pierce
                                   ----------------------------
                                   Name: Darvin D. Pierce
                                   Title: Principal



                         VAN KAMPEN CLO II, LIMITED
                         By: Van Kampen Management Inc., as
                         Collateral Manager

                              by
                                   /s/ Darvin D. Pierce
                                   ----------------------------
                                   Name: Darvin D. Pierce
                                   Title: Principal


                         LONG LANE MASTER TRUST IV,
                         By: Fleet National Bank as Trust
                         Administrator,

                              by
                                   /s/ Kevin Keans
                                   ----------------------------
                                   Name: Kevin Keans
                                   Title: Managing Director




                         FUJI BANK LIMITED

                              by
                                   /s/ Nobuoki Koike
                                   ----------------------------
                                   Name: Nobuoki Koike
                                   Title: Vice President &
                                   Senior Team Leader

                                                                              12
                                   SOCIETE GENERALE,



                                     by
                                        /s/ Jerry Parisi
                                        --------------------------------
                                        Name:   Jerry Parisi
                                        Title:  Managing Director


                                   BEAR STEARNS INVESTMENT PRODUCTS,



                                     by
                                        /s/ Greg Hanley
                                        --------------------------------
                                        Name:   Greg Hanley
                                        Title:  Senior Managing Director



                                  THE SUMITOMO BANK, LIMITED,



                                     by
                                        /s/ Suresh S. Tata
                                        ------------------------------
                                        Name:   Suresh S. Tata
                                        Title:  Senior Vice President



                                  BNP PARIBAS,



                                     by
                                        /s/ Henry F. Setina
                                        ------------------------------
                                        Name:   Henry F. Setina
                                        Title:  Vice President



                                     by
                                        /s/ Jeff Tebeaux
                                        ------------------------------
                                        Name:   Jeff Tebeaux
                                        Title:  Associate